                                                                       EXHIBIT B

                                    SECTION 5
                      AFFIRMATIVE COVENANTS OF THE COMPANY

          The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Debentures, together with interest, fees and other obligations hereunder, have been paid in full:

          5.01. INFORMATION COVENANTS. The Company will furnish, or cause to be furnished, to each Holder:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, a balance sheet of the Company as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, all in reasonable detail and examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Holder.

          (b)  AUDITOR'S CERTIFICATE.   At the time of delivery of the financial
statements provided for in Section 5.01(a) hereof, a certificate from the accountants examining such financial statements, that, to the best of their knowledge, no Event of Default exists, or, if any Event of Default does exist, providing a reasonably detailed summary of all relevant information known to such accountants.

          (c) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, (i) except for the fourth fiscal quarter of each fiscal year, a balance sheet of the Company as at the end of such quarterly period together with related statements of income and retained earnings for such quarterly period and for the portion of the fiscal year ending with such period, all in reasonable detail and in form and substance satisfactory to Required Holders, and accompanied by a certificate of the President of the Company as being true and correct and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, (ii) a report showing the calculation of Net

Cash Flow* for such fiscal quarter and (iii) estimates made in good faith by the Company of the items specified in (ii) above relating to the next fiscal quarter. For so long as the Company is required to file reports pursuant to the Securities Exchange Act of 1934, the Company may satisfy its obligations under
Section 5.01(a) and 5.01(c)(i) hereof by delivery to Whitehall, within the time periods specified in such Sections, of copies of its reports on Form 10-K and Form 10-Q, respectively, with the Securities and Exchange Commission.

          (d) OFFICER'S CERTIFICATE. At the time of delivery the financial statements provided for in Section 5.01(c) hereof, a certificate of the President of the Company substantially in the form of Exhibit B to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Company proposes to take with respect thereto.

          (e) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any other report or management letter submitted by independent accountants to the Company in connection with any annual, interim or special audit of the books of Company.

          (f) MORTGAGE INFORMATION. For so long as the Mortgage is outstanding, copies of all financial information, reports and other documents received by the Company pursuant to the 1985 Loan Agreement and the Mortgage promptly upon receipt thereof.

          (g) REAL ESTATE INFORMATION. As soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Company during any part of which the Company is the owner of the Real Estate, a rent roll for the Real Estate, dated as of the last date of such fiscal quarter, listing (i) each tenant at the Real Estate, (ii) the net rentable square feet leased by each such tenant, (iii) the annual rent currently payable by each such tenant and (iv) the expiration date of each such tenant's lease, and accompanied by a certificate of the President of the Company as being true and correct and providing the name of any tenant at the Real Estate which, to the best of the Company's knowledge, was in default under its lease.

---------------
* Note: this definition will still apply because of the "pay-in-kind" feature of the 14% Debentures.

          (h) OTHER INFORMATION. With reasonable promptness upon request, such other information regarding the business, properties or financial condition of the Company and regarding the Real Estate as any Holder may reasonably request, subject to compliance with any applicable confidentiality restrictions agreed to in good faith.

          (i) NOTICE OF DEFAULT OR LITIGATION. Upon the Company obtaining knowledge thereof, it will give written notice to each Holder promptly, but in any event within five Business Days, of the occurrence of any of the following with respect to the Company or the Real Estate: (i) the occurrence of an event or condition consisting of a Default, specifying the nature and existence thereof and what action the Company proposes to take with respect thereto,
(ii) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Company in which damages are sought or environmental remediation demanded which exceeds $1,000,000 in any instance or $5,000,000 in the aggregate or which might otherwise materially adversely affect the business, properties, assets, condition (financial or otherwise) or prospects of the Company or which might materially adversely affect the Real Estate, (iii) any levy of an attachment, execution or other process against its assets in excess of $1,000,000, (iv) the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money in excess of $1,000,000, (v) any development in its business or affairs which has resulted in, or which the Company reasonably believes may result in, a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company or which might materially adversely affect the Real Estate, (vi) the institution of any proceedings against, or the receipt of notice of potential liability or responsibility for any violation, or alleged violation of, any federal, state or local law, rule or regulation, the violation of which could give rise to a material liability, or have a material adverse effect on, the business, assets, properties condition (financial or otherwise) or prospects of the Company or which would materially adversely affect the Real Estate, or (vii) the occurrence of an event or condition which may render the Company unable to qualify as a REIT under the Code.

          (j) CHANGES TO INDEBTEDNESS. Within 30 days prior thereto, notice of any proposed refinancing or modification of Indebtedness made pursuant to
Section 6.01(i) or Section 6.07.

          5.02. PRESERVATION OF EXISTENCE AND FRANCHISES. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority and will at all times take all reasonable steps necessary to qualify to be taxed as a REIT as long as a REIT is accorded substantially the same treatment under the United States income tax laws from time to time in effect as under Sections 856-860 of the Code, in effect at the date of this Agreement, as originally executed.

          5.03. BOOKS, RECORDS AND INSPECTIONS. The Company will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). The Company will permit, on reasonable notice, any Holder to visit and inspect its books of account and records and any of its properties or assets and to discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its officers, directors and independent accountants.

          5.04. COMPLIANCE WITH LAW. The Company will comply in all material respects with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its business and the ownership of its property.

          5.05. INSURANCE. Except as specified in Schedule 5.05, the Company will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property and casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities, with such deductibles or self-insurance retentions and with such carriers as is in accordance with normal industry practice, and with respect to property and casualty insurance covering the Real Estate, as is reasonably acceptable to the Holders.

          5.06. MAINTENANCE OF PROPERTY. The Company will maintain and preserve its properties and assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and assets from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

          5.07. PLAN ASSETS. The Company will use its best efforts to not take any action that would cause it to be deemed to hold Plan Assets at any time.

          5.08. INTERCREDITOR AGREEMENT. The Company will comply with the terms of one or more Intercreditor Agreements substantially in the form attached as Attachment I hereto in respect of payments to be made in respect of the Debentures and the Notes (as defined therein) notwithstanding that such terms may alter the provisions set forth herein, in the Debentures, in the Loan Agreement (as defined therein) or in the Notes (as defined therein). Each Holder agrees by accepting a Debenture to be bound by the terms and provisions of the Intercreditor Agreement as if such Holder were a party thereto.

          5.09. RESALE OF DEBENTURES. The Company, upon the request of the Required Holders from time to time, will exchange the Debentures for any other evidences of indebtedness or debt securities, whether notes, debentures or otherwise (the "New Debt"), and shall enter into any such agreements, whether in the form of an amendment hereto, an indenture, a debenture purchase agreement or otherwise (the "New Documents"), as shall be deemed necessary or desirable by the Required Holders in connection with the resale of the Debentures, whether as a private placement, a registered public offering or otherwise, provided only that the aggregate principal amount of the New Debt shall be equal to the unpaid principal amount of the Debentures at the time of exchange and the business terms (including aggregate interest) of the New Documents shall be the same in all material respects as the business terms (including affirmative and negative covenants) contained herein. Notwithstanding the foregoing, it is understood by the parties that (a) the New Debt shall be in such denominations and tranches and have such other features (including, without limitation, intercreditor and/or priority arrangements) as may be deemed appropriate by the Required Holders, (b) the New Documents will contain additional terms and provisions governing the voting rights of the holders of the New Debt to the extent desired by the Required Holders, any provision relating to payment of interest, repayment of principal or payment of any fees or indemnities and any other provisions customarily so treated, (c) the New Documents will contain such additional terms and provisions as are customarily contained in such documents governing the issuance of debt including provisions governing the rights of indenture trustees and/or administrative agents and bank set-off and sharing provisions, as applicable, (d) the New Documents will contain such other additional terms and provisions as are reasonably requested by the Required Holders in order to effectuate the resale of the Debentures and such other additions hereto or variations herefrom as are requested by any rating agency rating the New Debt, including, without limitation, requiring accrual of payments that are due in escrow or trust accounts, except to the extent otherwise prohibited by the 1985 Indenture and except that no such escrow shall be required in respect of regularly scheduled payments on account of the Debentures and (e) the New Documents will be in such form and will contain such terms and provisions as are necessary to comply with all applicable securities laws, including, in the case of an indenture, the Trust Indenture Act of 1939, as amended. In furtherance of the foregoing, the Company will provide the Required Holders with all such documents and information, financial or otherwise, assist in all such due diligence and do such other things and enter into such other agreements as are necessary or, in the judgment of the Required Holders, desirable to resell the Debentures and carry out the intent of this
Section 5.09. The term "Holder" or "Required Holders" as used in this Agreement shall include any trustee for an indenture pursuant to which the New Debt is issued.



                                    SECTION 6
                               NEGATIVE COVENANTS

          The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Debentures, together with all interest, fees and other obligations hereunder, have been paid in full:

          6.01.  INDEBTEDNESS.    The Company will not contract, create, incur,
assume or permit to exist any Indebtedness, except:

          (i)  Indebtedness set forth on Schedule 6.01* and

---------------

* Schedule 6.01 will set forth the 14% Debentures, the new debt of up to $375 million and the Zero Coupon Debentures currently outstanding (including accreted amounts, but with an aggregate outstanding debt limit at any time (including all accreted amounts but not including the Debentures) not to exceed $780 million). Alternatively, the Company may elect to subordinate the
                                                                  (continued...)

     any modifications or refinancings thereof in conformity with Section 6.07.

          (ii) Current liabilities for taxes and assessments incurred or arising in the ordinary course of business;

          (iii) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business; PROVIDED, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

          (iv) Unsecured Indebtedness in an aggregate amount not to exceed $30,000,000 at any time outstanding incurred by the Company to cover working capital needs;

          (v)  Indebtedness secured by assets acquired in compliance with
     Section 6.03 to the extent of (a) 66% of the allocated purchase price of such assets in the case of non-recourse Indebtedness and (b) 50% of the allocated purchase price of such assets in the case of recourse Indebtedness; and

          (vi) Indebtedness in respect of issuances of Debentures pursuant to
     Section 2.01(b),

provided, that in the case of Indebtedness set forth in clauses (iv) and (v) above, all payments, fees and expenses in respect of such Indebtedness shall not be deducted from the Net Cash Flow of the Company for purposes of this Agreement.

          6.02. LIENS. Except with respect to Permitted Liens and liens to secure indebtedness permitted by Sections 6.01(i) and 6.01(v), the Company will not (i) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, (ii) sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or

---------------
*    (...continued)
     Debentures to up to $700 million of new debt in which case the provisions of the last sentence of Paragraph 9(a) of the Letter Agreement will apply and the total debt limit (not including the Debentures) of the Company will be $700 million.

assets (including sales of accounts receivable or notes with recourse to it) or
(iii) assign any right to receive income.

          6.03. CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS. The Company will not dissolve, liquidate, or wind up its affairs, and will not enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any material part of its property or assets or, other than in the ordinary course of its business, purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person, except that (i) the Company may merge or be consolidated with any other U.S. corporation so long as (a) the Company shall be the surviving corporation, (b) after giving effect to any such transaction, no Default or Event of Default shall exist, and (c) the surviving corporation shall have a number of authorized, issued and outstanding shares of capital stock no greater than that of the Company immediately prior to such transaction and (ii) the Company may purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person and may resell or otherwise dispose of such property or assets so long as after giving effect to any such transaction, no Default or Event of Default shall exist, including, without limitation, any Default in respect of
Section 6.01.

          Notwithstanding anything to the contrary contained in this Agreement, the Company* may effect a credit lease financing with a lease from, or guaranteed by, General Electric Company that would involve the release from the Collateral Trust Agreement of property subject to such lease and the elimination of the subordination of the Debentures to any other debt of the Company.

          6.04. SALE AND LEASEBACK. The Company will not enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property, unless, such arrangement, if treated as a capital lease, would not result in a Default of Section 6.01.

          6.05. ERISA. The Company will not (i) file with any affected party (as defined in Section 4001 of ERISA) any notice of intent to terminate any Plan; (ii) adopt any

---------------
* By action of its Board of Directors reconstituted in accordance with Paragraph 9(f) of the Letter Agreement.

amendment to any Plan if, after giving effect thereto, the Plan is a plan described in Section 4021(b) of ERISA; (iii) incur, or permit any ERISA Affiliate to incur, any liability under Sections 4062(e), 4063 or 4064 of ERISA in respect of a Plan; (iv) adopt any amendment to a Plan that would require security to be given to such Plan pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (v) fail, or permit any ERISA Affiliate to fail, to make a payment to a Plan which would give rise to a lien in favor of such Plan under
Section 302(f) of ERISA or (vi) take, or omit to take, any action that is reasonably likely to result in the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan pursuant to Section 4042 of ERISA.

          6.06. DIVIDENDS. The Company will not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, Common Stock in an amount in excess of $.80 per share per annum, adjusted to reflect any stock splits, stock dividends or similar transactions, unless and to the extent required to meet qualification rules for a REIT requiring distributions of 95% (or such other percentage as may be required by a change in the Code applicable to REITs) (such required distributions are referred to herein as "REIT Distributions"). The Company will not make any payment on account of a Warrant or Stock Appreciation Right in an amount per share in excess of the positive difference between (x) any amounts per share paid to holders of Common Stock pursuant to the preceding sentence and
(y) $.60 per annum, adjusted to reflect any stock splits, stock dividends or similar transactions; PROVIDED, that this Section 6.06 shall not operate to prevent the exercise of Warrants or conversion of Stock Appreciation Rights in accordance with their respective terms or any payment on 14% Debentures issued on conversion of Stock Appreciation Rights.

          6.07. MODIFICATION OR PREPAYMENT OF INDEBTEDNESS. The Company will not modify or refinance any Indebtedness set forth on Schedule 6.01 if quarterly debt service of the Company would be materially increased or Net Cash Flow of the Company would be materially decreased as a result thereof. The Company will not modify or refinance any Indebtedness which is senior to the 14% Debentures if the amounts due on such Indebtedness would be increased. For such time as the Holders and the holders of the zero coupon Indenture Securities (the "Zero Coupon Debentures") shall be jointly secured by a Lien on the Real Estate, and other than pursuant to the last sentence of Paragraph 9(a) of the Letter Agreement of November __, 1994, the Company will not prepay, refinance or modify the Zero Coupon Debentures if the amounts due on the Zero Coupon Debentures or on any such replacement debt (including any accretion to the date of such prepayment, refinancing or modification and any future scheduled accretions under the Zero Coupon Debentures) would be increased or amortized or their maturity would be accelerated to an earlier date as a result thereof.

          6.08. USURY. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture Purchase Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to any Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    SECTION 8
                                   REDEMPTION

          8.01.  REDEMPTION.

          (a) VOLUNTARY REDEMPTION. The Company shall have the right to redeem the Debentures at any time on or after December 30, 2000 in whole or in part upon 30 days advance written notice in accordance with Section 8.01(c) to each Holder which notice shall specify the date on which the Company will effect such redemption (a "Redemption Date"). Debentures redeemed from December 30, 2000 through December 31, 2001, inclusive, shall be redeemed at 105% of the principal amount of Debentures redeemed; debentures redeemed from January 1, 2002 through December 31, 2002, inclusive, shall be redeemed at 103% of the principal amount of Debentures redeemed; debentures redeemed from January 1, 2003 through December 31, 2003, inclusive, shall be redeemed at 101.5% of the principal amount of Debentures redeemed; and Debentures redeemed thereafter shall be redeemed at 100% of the principal amount of Debentures redeemed, in each case with interest accrued to the date of redemption.

          (b) PARTIAL REDEMPTION. (i) If less than all of the then outstanding Debentures are to be redeemed on any date on which the Company will effect a redemption of the outstanding Debentures (a "Redemption Date"), the Company shall (x) include in the notice provided to the Holders pursuant to Section 8.01(c) the principal amount of Debentures then outstanding and the principal amount of Debentures to be redeemed and (y) effect such redemption (to the extent practicable within $1,000 increments) on a PRO RATA basis.

          (ii) Any Debenture which is to be redeemed only in part shall be surrendered at the place specified in the notice delivered to Holders pursuant to Section 8.01(c) (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

          (c) NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder, at his address appearing in the Security Register (as defined below).

          All notices of redemption shall state:

            (i)     the Redemption Date,

           (ii)     the Redemption Price,

          (iii) that on the Redemption Date the Redemption Price will become due and payable upon each Debenture and that interest thereon will cease to accrue on and after said date, and

           (iv) that the place or places where each Debenture is to be surrendered for payment of Redemption Price.

          Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company and shall be irrevocable.

          (d) INTEREST AFTER REDEMPTION DATE. On any Redemption Date in which the then outstanding Debentures are to be redeemed in whole, the then outstanding Debentures shall become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with the notice specified in Section 8.01(c), such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate plus such additional rate prescribed in Section 2.03.